Exhibit 10.59
SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT
THIS AMENDMENT by and between BIOGEN IDEC INC. (the “Company”) and James C. Mullen (the “Executive”), dated as of December 4, 2008.
WHEREAS, the Executive and the Company are parties to an Employment Agreement dated as of June 20, 2003, as amended effective February 7, 2006 (the “June 20, 2003 Agreement”); and
WHEREAS, the Executive and the Company desire to amend the June 20, 2003 Agreement as set forth herein.
NOW THEREFORE, it is hereby agreed as follows:
1.	Clause (G) of Section 4(c)(ii) of the June 20, 2003 Agreement (and the text following such clause) is hereby restated in its entirety, as follows:

“(G) a material reduction of the Annual Base Salary under Section 3(a) or a material failure to pay benefits provided or referred to under this Agreement, unless any such action under subclause (A) through (G) is remedied by the Company within thirty (30) days after receipt of notice thereof given by the Executive.”

2.	The last sentence of Section 4(c)(iii) of the June 20, 2003 Agreement is hereby restated in its entirety, as follows:

“An event shall not be deemed to constitute Good Reason if the Executive fails to deliver Notice of Termination for Good Reason within ninety (90) days of his actual knowledge of the event.”

3.	A new sentence is hereby added to the end of Section 5(f)(ii), as follows:

“In the event that the reduction described in the preceding sentence shall apply, such reduction shall be effected by reducing the amount of cash severance payable to the Executive pursuant to clause (i) of Section 5(a) by the amount provided for in the preceding sentence. ”

4.	A new Section 11 is hereby added to the June 20, 2003 Agreement as follows:

11.	SECTION 409A COMPLIANCE
          For purposes of bringing this Agreement into compliance with, or providing an exemption from, Section 409A of the Code and the regulations and guidance promulgated thereunder (“Section 409A”) the Company and the Executive agree as follows:

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     (i) Reimbursements payable to the Executive under the Agreement shall be paid to the Executive within sixty (60) days following the date upon which the Executive becomes entitled to the reimbursement, but in no event later than the end of the calendar year following the year in which the reimbursable expense is incurred (or, in the case of payments under Section 8, the year following the year in which you become entitled to reimbursement). Tax gross-up payments payable to the Executive under this Agreement shall be paid to the Executive within sixty (60) days following the date upon which the tax resulting in the gross-up is paid, but in no event later than the end of the calendar year following the year in which the tax resulting in the gross-up is paid. In addition, such reimbursements and tax gross-up payments shall be made in a manner that complies with all the requirements of Treasury Regulation Section 1.409A-3(i)(l)(iv). In no event shall reimbursements and payments provided under the Agreement be subject to liquidation or exchange in a manner which violates Treasury Regulation Section 1.409A-3(i)(l)(iv). Reimbursements to the Executive with respect to taxes shall be calculated based on the Executive’s actual federal, state and local tax rates, notwithstanding anything to the contrary set forth herein.
     (ii) Payments to the Executive of bonus amounts described in Section 3(b) hereof shall be made in no event later than the last day of the “applicable 2 1/2 month period,” as such term is defined in Treasury Regulation Section 1.409A-l(b)(4)(i)(A) in order that such amounts be treated as a short-term deferral for purposes of Section 409A.
     (iii) Notwithstanding anything to the contrary herein, if the Executive is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code) with respect to the Company, (1) payment to the Executive of any amounts (or benefits) otherwise payable to or in respect of the Executive under this Agreement pursuant to the Executive’s termination of employment with the Company which are deferred compensation under Section 409A, shall be delayed for a period of six (6) months following such termination, and shall be paid on the first business day following the expiration of such six (6) month period and (2) any payments and benefits not required to be so delayed shall be paid or provided in accordance with this Agreement.
     (iv) For purposes of amounts under this Agreement which are subject to Section 409A, the Executive’s employment with the Company will not be treated as terminated unless and until such termination of employment constitutes a “separation from service” for purposes of Section 409A.
5.	Except as expressly modified by the terms of this Amendment, the provisions of the June 20, 2003 Agreement shall continue in full force and effect.

6.	This Amendment may be executed in several counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument.
This Amendment shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, without reference to principles of conflicts of laws.

IN WITNESS WHEREOF, the Executive and the Company have executed this Amendment under seal, as of the day and year first above written.

BIOGEN IDEC INC.
By:	/s/ Bruce R. Ross
	Name:	Bruce R. Ross
	Title:	Chairman

By:	/s/ James C. Mullen
James C. Mullen

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